TIDAL ETF TRUST N-14

Exhibit 99.14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of ATAC Rotation Fund, a series of Tidal ETF Trust.

/s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

March 14, 2025